EXHIBIT 10.74
EPS PERFORMANCE STOCK UNIT AGREEMENT
PURSUANT TO THE
THE ANDERSONS, INC. 2014 LONG-TERM INCENTIVE COMPENSATION PLAN
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Participant:    <participant name>
Grant Date:    <grant date>
Target Number of Performance Stock Units (the “Target PSUs”): <number of awards granted>
Maximum Number of Shares of Common Stock that may be issued pursuant to this Agreement (the “Maximum Shares”): 200% of Target PSUs
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THIS PERFORMANCE STOCK UNIT GRANT AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between The Andersons, Inc., a corporation organized in the State of Ohio (the “Company”), and the Participant specified above, pursuant to The Andersons, Inc. 2014 Long-Term Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee.
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant Performance Stock Units (“PSUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Performance Stock Unit provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.Grant of Performance Stock Unit. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of Target PSUs specified above, with the actual number of shares of Common Stock to be issued pursuant to this grant contingent upon satisfaction of the vesting and performance conditions described in Section 3 hereof, subject to Sections 4 through 6, which may not exceed the Maximum Shares. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the PSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.Performance Goals and Vesting of PSUs
(a)The Performance Period for the PSUs granted hereunder shall be the three (3) year period beginning January 1, 2016 and ending December 31, 2018.
(b)PSUs shall vest following the conclusion of the Performance Period based on the Company’s three (3) year cumulative fully diluted earnings per share (“EPS” or, the “Performance Goal”) computed under Generally Accepted Accounting Principles (GAAP) during the Performance Period, in accordance with the chart provided in Appendix A. The number of PSUs that become vested based upon the level of satisfaction of the Performance Goal are referred to herein as “Vested PSUs.” The Committee shall certify the level of cumulative EPS achievement following the end of the Performance Period and prior to settlement of the Vested PSUs. The Committee reserves the right to adjust the number of Vested PSUs to reflect extraordinary transactions which impact EPS as it determines in its sole discretion. No PSUs will be considered Vested PSUs if the Company’s cumulative EPS during the Performance Period is less than $6.74. The Participant must remain continuously employed by the Company or any of its Subsidiaries through January 2 of the calendar year following the end of the Performance Period to be eligible to fully vest in and receive any payment of the Vested PSUs except as otherwise specifically provided for in the Plan or this Agreement.
4.Certain Terminations Prior to Vesting. The Participant’s right to vest in any of the PSUs shall terminate in full and be immediately forfeited upon the Participant’s Termination for any reason; provided, however, that in the event of the Participant’s Termination due to the Participant’s death, Disability or Retirement (each, a “Special Termination”), the Participant’s number of Target PSUs shall be adjusted by multiplying the number of such Target PSUs by a fraction, the numerator of which is the number of months of service (rounded to the nearest whole month) from the Grant Date through the date of such Special Termination, and the denominator of which is the total number of months in the Performance Period. Such adjusted number of Target PSUs shall remain outstanding and eligible to become Vested PSUs subject to the level of satisfaction of the applicable Performance Goals, as determined in accordance with Section 3 hereof.
5.Change in Control Prior to Vesting. The Participant’s right to vest in any PSUs following a Change in Control shall depend on (i) whether the PSUs are assumed, converted or replaced by the continuing entity, and (ii) the timing of the Change in Control within the Performance Period, in each case as follows:
(a)In the event that the PSUs are not assumed, converted, or replaced by the continuing entity following the Change in Control (as determined by the Committee), the number of Target PSUs shall immediately become Vested PSUs.
(b)In the event that the PSUs are assumed, converted, or replaced by the continuing entity following the Change in Control (as determined by the Committee), the number of Target PSUs that become Vested PSUs shall be determined following the conclusion of the Performance Period in accordance with the level at which the Performance Goals are satisfied, determined in accordance with Section 3, and subject to the Participant’s continued employment through the last day of the Performance Period.
(c)Notwithstanding the foregoing, in the event of a Qualifying Termination of the Participant (as defined below) which occurs within three (3) months prior to or twenty-four (24) months following the Change a Control and prior to the end of the Performance Period, the Participant’s PSUs shall not expire immediately upon such Termination and instead the number of Target PSUs shall become Vested PSUs immediately upon the date of the Qualifying Termination (or, if later, the date of such Change in Control), as applicable, provided, however that the Participant must execute and not revoke a general release of claims against the Company in a form reasonably satisfactory to the Committee within forty-five (45) days following such Qualifying Termination or, if later, by the date of the Change in Control. For the avoidance of doubt, in the event a Change in Control has not occurred prior to the Qualifying Termination and does not occur within three (3) months following a Qualifying Termination, any unvested PSUs outstanding at such time shall immediately expire. For purposes of this Section, “Qualifying Termination” means the Participant’s Termination by the Company or a Subsidiary, other than for Cause and other than due to the Participant’s explicit request, death or Disability.

6.Rights as a Stockholder. The Participant shall have no rights as a stockholder (including having no right to vote or to receive dividends) with respect to the Common Stock subject to the PSUs prior to the date the Common Stock is delivered to the Participant on account of the Vested PSUs in accordance with Section 7 of this Agreement. Notwithstanding the foregoing, if any dividends are paid with respect to the Common Stock of the Company during the Performance Period, additional shares of Common Stock will be issued to the Participant as soon as administratively feasible immediately following the time that the Vested PSUs are settled in Common Stock in accordance with the terms of the Agreement. The amount of such additional shares of Common Stock will be determined by multiplying (i) the total amount of dividends actually paid on a share of Common Stock prior to the date that the Vested PSUs are settled in accordance with the terms of the Agreement, by (ii) the number of Vested PSUs, and then dividing such total by the Fair Market Value of the Common Stock on the last day of the Performance Period, as determined by the Committee. If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the PSUs with respect to which they were paid, and shall be deliverable as soon as administratively feasible immediately following the time that the Vested PSUs are settled in Common Stock in accordance with the terms of this Agreement.
7.Payment of Vested PSUs: Vested PSUs, rounded to the nearest whole unit, shall be delivered to Participant in the form of an equal number of shares of Common Stock, and any additional shares deliverable pursuant to Section 6 of this Agreement, rounded to the nearest whole unit, shall be delivered, in each case no later than March 15 of the calendar year following the calendar year in which the PSUs become Vested PSUs in accordance with the terms of this Agreement. PSUs which do not become Vested PSUs shall be immediately forfeited and the Participant shall have no further rights thereto.
8.Non-Transferability. No portion of the PSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the PSUs as provided herein, unless and until payment is made in respect of vested PSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.
9.Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to the choice of law principles thereof.
10.Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the PSUs. The Participant shall have until seven (7) days prior to the date of issuance to make an election with respect to payment of applicable taxes. If Participant fails to make an election before the seven (7) day period prior to the date of issuance, the Company will satisfy the applicable minimum statutorily required tax withholding obligation by reducing the shares of Common Stock otherwise deliverable to the Participant hereunder, based upon the Fair Market Value at the time the Vested PSUs are converted to shares at required withholding tax rates. If the Participant fails to satisfy all tax withholding requirements, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the PSUs may, at the discretion of the Committee, be satisfied by reducing the amount of shares of Common Stock otherwise deliverable to the Participant hereunder.
11.Entire Agreement; Amendment. This Agreement, together with the Plan and any applicable severance or change in control agreement, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the

Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
12.Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel, the Head of Human Resources, or any other administrative agent designated by the Committee. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
13.No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause.
14.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the PSUs granted under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.
15.Compliance with Laws. The grant of PSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the PSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
16.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.
17.Compensation Recoupment Policy. By accepting the PSUs, Participant acknowledges and agrees that all rights with respect to the PSUs are subject to the Company’s Compensation Recoupment Policy, as may be in effect from time to time, and Participant may be required to forfeit or repay any or all of the PSUs pursuant to the terms of the Compensation Recoupment Policy. Further, Participant acknowledges and agrees that the Company may, to the extent permitted by law, enforce any repayment obligation pursuant to the Compensation Recoupment Policy by reducing any amounts that may be owing from time to time by the Company to Participant, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason.
18.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 8 hereof) any part of this Agreement without the prior express written consent of the Company.
19.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
20.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
21.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
22.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
23.Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan or this Agreement; (b) the grant of PSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the PSUs granted hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.
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APPENDIX A
EPS PERFORMANCE STOCK UNIT AGREEMENT
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For purposes of this Agreement, the Vested PSU Payout Percent provided below shall be multiplied by the Target PSUs stated in this Agreement in determining the number of Vested PSUs. Linear interpolation shall be used to determine Vested PSUs earned between goal points listed in the chart below rounded to the nearest whole number of PSUs.

For Example, at the “Target” cumulative EPS, 100% of the Target PSUs granted to the Participant under this Agreement would become Vested PSUs. At the “Maximum” level of cumulative EPS, 200% of the Target PSUs granted to the Participant under the Agreement would become Vested PSUs.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE ANDERSONS, INC.
By:
Name: Valerie Blanchett
Title: Vice President, Human Resources
Date: March 1, 2016

PARTICIPANT
Name: <electronic signature>
Acceptance Date: <acceptance date>